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                                                                   EXHIBIT 10.21

                              AMENDED AND RESTATED
                                NOBLE CORPORATION
            1992 NONQUALIFIED STOCK OPTION AND RESTRICTED SHARE PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                                    RECITALS

         WHEREAS, Noble Drilling Corporation, a Delaware corporation ("Noble-Delaware"), established on December 17, 1992 the Noble Drilling Corporation 1992 Nonqualified Stock Option Plan for Non-Employee Directors;

         WHEREAS, Noble Corporation, a Cayman Islands exempted company limited by shares (the "Company"), has previously assumed such plan (as amended and restated prior to the date hereof, the "Original Plan") in connection with the corporate restructuring of Noble-Delaware;

         WHEREAS, it is the purpose of the Original Plan to promote the interests of the Company and its members by attracting, retaining and stimulating the performance of qualified non-employee directors by giving them the opportunity to acquire a proprietary interest in the Company and an increased personal interest in its continued success and progress;

         WHEREAS, pursuant to the provisions of Section 5.01 of the Original Plan, the Board of Directors of the Company may amend the Original Plan;

         WHEREAS, the rules of the New York Stock Exchange (which are applicable to the Company) require that certain amendments of equity-compensation plans of listed companies be submitted to members for their approval; and

         WHEREAS, the Board of Directors of the Company has determined that it is advisable to amend and restate the Original Plan, that such amendment and restatement of the Original Plan is appropriate and in the best interests of the Company and its members and that such amendment and restatement shall be submitted to the members of the Company for their approval in accordance with the rules of the New York Stock Exchange and the articles of association of the Company;

         NOW THEREFORE, the Company does hereby amend and restate the Original Plan, subject to member approval, as follows:

                                    ARTICLE I

                                     GENERAL

         1.01 Definitions. As used herein the following terms shall have the following meanings:

                  (a) "Award Date" means the next business day after each annual general meeting of members of the Company occurring after the Effective Date.

                  (b) "Board" means the Board of Directors of the Company.

                  (c) "Code" means the United States Internal Revenue Code of 1986, as amended.

                  (d) "Company" means Noble Corporation, a Cayman Islands exempted company limited by shares, and its successors.

                  (e) "Director" means a member of the Board and does not include any person named as a director emeritus pursuant to the articles of association of the Company.

                  (f) "Effective Date" means February 4, 2005, the date of adoption of the Plan by the Board, subject to member approval.


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                  (g) "Employee" means any employee of the Company or any parent or subsidiary corporation of the Company within the meaning of Sections 424(e) and (f) of the Code.

                  (h) "Fair Market Value" means (1) the average of the closing sales prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported on a national securities exchange (if the Ordinary Shares are listed for trading on such exchange) or as reported of the NASDAQ National Market (if the Ordinary Shares are not listed for trading on a national securities exchange), or (2) if the Ordinary Shares are not listed for trading on a national securities exchange or is not listed as a national market security of NASDAQ or any similar system then in use, then the average of the mean between the bid and asked prices of the Ordinary Shares for the 10 business days immediately preceding the date in question, as reported by the National Association of Securities Dealers, Inc. Such closing sales prices shall be appropriately adjusted to take into account any share dividend, split or combination with respect to the Ordinary Shares that occurs within such 10 business day period.

                  (i) "Immediate Family Members" means the spouse, former spouse, children (including stepchildren) or grandchildren of an individual.

                  (j) "Initial Award" shall have the meaning assigned to such term in Section 3.02(b) hereof.

                  (k) "Non-Employee Director" shall mean an individual who (1) is now, or hereafter becomes, a Director by virtue of an election (a) by the members of the Company, or (b) to the extent permitted under applicable law and the articles of association of the Company, by the Board for the purpose of filling a vacancy on the Board resulting from the death, disability, resignation, removal or retirement of a Director or from an increase in the number of persons constituting the entire Board, (2) is neither an Employee nor an officer of the Company (i.e., an individual elected or appointed by the Board or chosen in such other manner as may be prescribed in the articles of association of the Company to serve as such) and (3) has not elected to decline to participate in the Plan with respect to a particular Option or award of Restricted Shares pursuant to Section 1.03 hereof.

                  (l) "Option" means any option to purchase Ordinary Shares granted pursuant to the Plan.

                  (m) "Optionee" means a Non-Employee Director who has been granted an Option.

                  (n) "Option Period" shall have the meaning assigned to such term in Section 3.02(d) hereof.

                  (o) "Ordinary Shares" means the Ordinary Shares, par value US$0.10 per share, of the Company.

                  (p) "Plan" shall mean this Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors, as it may be amended from time to time.

                  (q) "Restricted Shares" means Ordinary Shares issued or transferred pursuant to Article IV hereof.

                  (r) "Vesting Period" shall have the meaning assigned to such term in Section 4.02(d) hereof.

         1.02 Options. The Options shall be options that are not qualified as "incentive stock options" under Section 422 of the Code.

         1.03 Election to Not Participate in Grants or Awards. A Director otherwise eligible to participate in the Plan may elect to decline to accept any Option or award of Restricted Shares by giving notice thereof to the Company, or
(i) in the case of an Option, by refusing to execute a share option agreement relating to such Option, or (ii) in the case of an award of Restricted Shares, by refusing to execute a restricted share agreement relating to such award.

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                                   ARTICLE II

                                 ADMINISTRATION

         The Plan shall be administered by the Board. The Board shall have no authority, discretion or power to select the Non-Employee Directors who will receive Options or Restricted Shares or to set the number of shares to be covered by each Option or the number of Restricted Shares covered by each award. The Board shall have no authority, discretion or power to set the exercise price or the period within which Options may be exercised, or to alter any other terms or conditions specified herein, except in the sense of administering the Plan subject to the express provisions hereof, including Section 6.01.

         Subject to the foregoing limitations, the Board shall have authority and power to adopt such rules and regulations and to take such action as it shall consider necessary or advisable for the administration of the Plan, and to construe, interpret and administer the Plan. The decisions of the Board relating to the Plan shall be final and binding upon the Company, the Non-Employee Directors, the Optionees, the holders of Restricted Shares and all other persons. No member of the Board shall incur any liability by reason of any action or determination made in good faith with respect to the Plan or any share option agreement or restricted share agreement entered into pursuant to the Plan.

                                   ARTICLE III

                                GRANT OF OPTIONS

         3.01 Participation. Subject to Section 1.03, each Non-Employee Director shall be granted Options on the terms and conditions herein described.

         3.02 Share Option Agreements. Each Option shall be evidenced by a written share option agreement, which agreement shall be entered into by the Company and the Non-Employee Director to whom the Option is granted. Each such agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board considers appropriate in each case:

                  (a) Grant. On each Award Date Options shall be granted automatically to each person who is a Non-Employee Director on such date.

                  (b) Number. Each Non-Employee Director who begins serving on the Board after the Effective Date shall automatically be granted an Option to purchase 10,000 Ordinary Shares on the first Award Date occurring after such person begins serving (the "Initial Award"). Each Non-Employee Director serving on an Award Date, and who is not entitled to receive an Initial Award on such date in accordance with the preceding sentence, shall automatically be granted, as of such date, an Option to purchase 2,000 Ordinary Shares.

                  (c) Price. The exercise price under each Option shall be the Fair Market Value per Ordinary Share on the Award Date of such Option.

                  (d) Option Period. Each Option shall be exercisable from time to time over a period (i) commencing upon the earlier of (A) the date that is one year following the Award Date of such Option and (B) the day immediately prior to the date of the next annual general meeting of members occurring following such Award Date, provided that the date of such annual general meeting of members is at least 355 days after such Award Date, and (ii) ending upon the expiration of ten years from such Award Date (the "Option Period"), unless terminated sooner pursuant to the provisions described in Section 3.02(e) below.

                  (e) Termination of Services, Death, Etc. Each share option agreement shall provide as follows with respect to the exercise of the Option evidenced thereby in the event that the Optionee ceases to be a Director for the reasons described in this Section 3.02(e):

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                           (i) If the Optionee ceases to be a Director on
                  account of such Optionee's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then the Option shall automatically terminate and be of no further force or effect as of the date the Optionee ceases to be a Director;

                           (ii) If the Optionee shall die during the Option
                  Period while a Director (or during the additional five-year period provided by paragraph (iii) of this Section 3.02(e)), the Option may be exercised, to the extent that the Optionee was entitled to exercise it at the date of the Optionee's death, within five years after such death (if otherwise within the Option Period), but not thereafter, by the executor or administrator of the estate of such Optionee, or by the person or persons who shall have acquired the Option directly from the Optionee by bequest or inheritance; or

                           (iii) If an Optionee ceases to be a Director for any
                  reason (other than the circumstances specified in paragraphs
                  (i) and (ii) of this Section 3.02(e)) within the Option Period, the Option may be exercised, to the extent the Optionee was able to do so at the date of termination of the directorship, within five years after such termination (if otherwise within the Option Period), but not thereafter.

                  (f) Transferability. No Option shall be transferable, other than by will or the laws of descent and distribution, or the rules thereunder, or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, and may be exercised during the life of the Optionee only by the Optionee, except as otherwise provided herein below. Notwithstanding the foregoing, all or a portion of the Options granted to an Optionee may be transferred by such Optionee (i) by gift to the Immediate Family Members of such Optionee, partnerships whose only partners are such Optionee or the Immediate Family Members of such Optionee, limited liability companies whose only shareholders or members are such Optionee or the Immediate Family Members of such Optionee, and trusts established solely for the benefit of such Optionee or the Immediate Family Members of such Optionee, or (ii) to any other persons or entities in the discretion of the Board; provided, that subsequent transfers of transferred Options shall be prohibited except those in accordance with this Section (by will or the laws of descent and distribution). Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer; provided, that for purposes of the Plan and any share option agreement under the Plan, the term "Optionee" shall be deemed to refer to the transferee. The events of any termination of association set forth in Section 3.02(e) of the Plan and in the share option agreement shall continue to be applied with respect to the original Optionee, following which the transferred Options shall be exercisable by the transferee only to the extent, and for the periods, specified in Section 3.02(e) of the Plan and in the share option agreement.

                  (g) Agreement to Continue in Service. Each Optionee shall agree to remain in the service of the Company, at the pleasure of the Company's members, for a continuous period extending at least through the earlier of (i) the date that is one year following the Award Date of the Option and (ii) the day immediately prior to the date of the next annual general meeting of members occurring following such Award Date, at the retainer rate and fee schedule then in effect or at such changed rate or schedule as the Company from time to time may establish; provided, that nothing in the Plan or in any share option agreement evidencing an Option shall confer upon such Optionee any right to continue as a Director.

                  (h) Exercise, Payments, Etc. Each share option agreement between the Company and an Optionee shall provide that the method for exercising the Option evidenced thereby shall be by delivery to the President of the Company by United States registered or certified mail, postage prepaid, addressed to the Company, or by hand delivery, of written notice signed by the Optionee specifying the number Ordinary Shares with respect to which such Option is being exercised. Upon exercise of an Option, the purchase price for the Ordinary Shares purchased shall be paid in full by cash or check; provided, however, that at the request of an Optionee and to the extent permitted by applicable law, the Company shall approve reasonable arrangements with such Optionee and a brokerage firm under which such Optionee may exercise an Option by properly delivering notice of exercise, together with such other documents as the Company shall require, and the Company shall, upon payment in full by cash or check of the purchase

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         price and any other amounts due in respect of such exercise, deliver to such Optionee's brokerage firm one or more certificates representing Ordinary Shares issued in respect of such exercise.

                  Any notice given hereunder shall be deemed to be given on the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, addressed and sent as above-stated, or, in the case of hand delivery, on the date of delivery to the President of the Company. The proceeds of any sale of Ordinary Shares covered by Options shall constitute general funds of the Company. Upon exercise of an Option, the Optionee will be required to pay to the Company the amount of any federal, state or local taxes required by law to be withheld in connection with such exercise.

                                   ARTICLE IV

                           AWARD OF RESTRICTED SHARES

         4.01 Participation. Subject to Section 1.03 hereof, each Non-Employee Director shall be awarded Restricted Shares on the terms and conditions herein described.

         4.02 Restricted Share Agreements. Each Restricted Share award shall be evidenced by a written restricted share agreement, which agreement shall be entered into by the Company and the Non-Employee Director to whom Restricted Shares are awarded. Each such agreement shall include, incorporate or conform to the following terms and conditions, and such other terms and conditions not inconsistent therewith or with the terms and conditions of this Plan as the Board considers appropriate in each case:

                  (a) Restricted Share Awards. On each Award Date occurring after the Effective Date, Restricted Shares shall be awarded automatically to each person who is a Non-Employee Director on such date; provided, however, that no such award shall be made to a Non-Employee Director in respect of the Award Date on which such director receives the Initial Award.

                  (b) Number. Each Non-Employee Director serving on an Award Date, other than any Non-Employee Director who is entitled to receive the Initial Award on such Award Date in accordance with Section 3.02, shall automatically be awarded, as of such date, 4,000 Restricted Shares.

                  (c) Price. There shall not be any purchase price charged for any Restricted Shares awarded under the Plan.

                  (d) Vesting Period. Each Restricted Share award shall vest one-third per year over three years commencing on the first anniversary of the Award Date ("Vesting Period"), unless terminated sooner pursuant to the provisions described in Section 4.02(g) below. If a Non-Employee Director is awarded Restricted Shares, whether or not escrowed as provided below, the Non-Employee Director shall be the record owner of such Restricted Shares and shall have all the rights of a member with respect to such Restricted Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Restricted Shares.

                  (e) Sale, Transferability, Etc. Restricted Shares may not be sold, transferred, assigned, pledged or otherwise encumbered or disposed of prior to the date all applicable restrictions lapse.

                  (f) Restrictive Legend. Any certificate or certificates representing Restricted Shares shall bear a legend similar to the following:

                  "The shares represented by this certificate have been issued pursuant to the terms of the Amended and Restated Noble Corporation 1992 Nonqualified Stock Option and Restricted Share Plan for Non-Employee Directors and may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of in any manner except as set forth in the terms of the agreement embodying the award of such shares dated _________, 20__."

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                  In order to enforce the restrictions, terms and conditions that may be applicable to a Non-Employee Director's Restricted Shares, the Board may require the Non-Employee Director, upon the receipt of a certificate or certificates representing such Restricted Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as by the Board shall prescribe. After the satisfaction of the restrictions, terms and conditions set by the Board at the time of an award of Restricted Shares to a Non-Employee Director, a new certificate, without the legend set forth above, for the number of Ordinary Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the Non-Employee Director.

                  (g) Termination of Service, Death, Etc. Each restricted share agreement shall provide as follows with respect to the award of Restricted Shares in the event that the holder of Restricted Shares ceases to be a Director for the reasons described in this Section 4.02(g):

                           (i) If the holder of Restricted Shares ceases to be a
                  Director on account of such holder's (a) fraud or intentional misrepresentation, or (b) embezzlement, misappropriation or conversion of assets or opportunities of the Company or any direct or indirect majority-owned subsidiary of the Company, then any Restricted Shares remaining subject to restrictions shall thereupon be forfeited by the holder and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the affiliate of the Company as of the date the holder ceases to be a Director.

                           (ii) The Board shall have the authority (and the
                  restricted share agreement evidencing an award of Restricted Shares may so provide) to cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Restricted Shares awarded to a Non-Employee Director hereunder on such terms and conditions as the Board may deem appropriate.

                           (iii) If a Non-Employee Director to whom Restricted
                  Shares has been awarded ceases to be a Director, for any reason, prior to the satisfaction of any terms and conditions of an award, any Restricted Shares remaining subject to restrictions shall thereupon be forfeited by the Director and transferred to, and reacquired by, the Company or an affiliate of the Company at no cost to the Company or such affiliate; provided, however, if the cessation is due to the person's death, retirement or disability, the Board may, in its sole and absolute discretion, deem that the terms and conditions have been met for all or part of such remaining portion.

                           (iv) In case of any consolidation, amalgamation or
                  merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Ordinary Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Board may provide that payment of Restricted Shares shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

                           (v) In the event of any forfeiture of Restricted
                  Shares, the Director holding such shares, or in the event of his or her death, his or her personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Restricted Shares remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

                  (h) No Right to Continue in Service. Nothing in the Plan or in any restricted share agreement evidencing the award of Restricted Shares shall confer upon such holder any right to continue as a Director.

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                                    ARTICLE V

                           AUTHORIZED ORDINARY SHARES

         5.01 Ordinary Shares. The total number of Ordinary Shares as to which Options may be granted or Restricted Shares may be awarded shall be 975,000, in the aggregate, except as such number of shares shall be adjusted from and after the Effective Date in accordance with the provisions of Section 5.02 hereof. If any outstanding Option shall expire or be terminated for any reason before the end of the Option Period, the Ordinary Shares allocable to the unexercised portion of such Option shall again be subject to the Plan. If any Restricted Shares are forfeited for any reason before the end of the Vesting Period, the Restricted Shares shall again be subject to the Plan. The Company shall, at all times during the life of any outstanding Options, retain as authorized and unissued Ordinary Shares at least the number of shares from time to time included in the outstanding Options or otherwise assure itself of its ability to perform its obligations under the Plan.

         5.02 Adjustments Upon Changes in Ordinary Shares. In the event the Company shall effect a split of the Ordinary Shares or dividend payable in Ordinary Shares, or in the event the outstanding Ordinary Shares shall be combined into a smaller number of shares, the maximum number of shares as to which Options may be granted or Restricted Shares may be awarded shall be increased or decreased proportionately. In the event that before delivery by the Company of all of the Ordinary Shares in respect of which any Option has been granted, the Company shall have effected such a split, dividend or combination, the shares still subject to the Option shall be increased or decreased proportionately and the purchase price per share shall be increased or decreased proportionately so that the aggregate purchase price for all the then optioned shares shall remain the same as immediately prior to such split, dividend or combination.

         In the event of a reclassification of the Ordinary Shares not covered by the foregoing, or in the event of a liquidation, separation or reorganization, including a merger, consolidation or sale of assets, the Board shall make such adjustments, if any, as it may deem appropriate in the maximum number of shares then subject to being optioned or awarded as Restricted Shares and in the number, purchase price and kind of shares covered by the unexercised portions of Options theretofore granted. The provisions of this Section 5.02 shall only be applicable if, and only to the extent that, the application thereof does not conflict with any valid governmental statute, regulation or rule.

         5.03 Insufficient Ordinary Shares. If on the Award Date of any Option or Restricted Shares fewer Ordinary Shares remain available for grant or award under the Plan than are necessary to permit the grant of Options and/or the award of Restricted Shares in accordance with the provisions of Sections 3.02 and/or 4.02 hereof, then (i) first, an Option covering an equal number of whole Ordinary Shares, up to 10,000 shares, shall be granted on such date to each Non-Employee Director who is to receive an Initial Award on such date and (ii) second, Options shall be granted and Restricted Shares shall be awarded to the remaining Non-Employee Directors then serving covering, in the aggregate for each such Non-Employee Director, an equal number of whole Ordinary Shares, and all such Options and Restricted Shares so awarded to all such Non-Employee Directors shall cover, in the aggregate, all remaining Ordinary Shares then available for grant or award under the Plan. In the case of clause (ii), for each such Non-Employee Director, the number of Ordinary Shares to be covered by Options and the number of Restricted Shares shall be determined in accordance with the allocation of annual awards between Options and Restricted Shares that would occur if no such deficiency of Ordinary Shares existed.

                                   ARTICLE VI

                               GENERAL PROVISIONS

        6.01 Amendment, Suspension or Termination of Plan. Subject to the limitations set forth in this Section 6.01, the Board may from time to time amend, modify, suspend or terminate the Plan. Nevertheless, no such amendment, modification, suspension or termination shall (a) impair any Options theretofore granted or Restricted Shares awarded, or (b) be made without the approval of the members of the Company where such change would (i) materially increase the total number of Ordinary Shares which may be issued under the Plan (other than as provided in Section 5.02 hereof), (ii) materially modify the requirements as to eligibility for participation in the Plan, (iii) materially increase the benefits accruing to participants under the Plan, (iv) have the effect of providing for the grant of options to purchase Ordinary Shares at less than the fair market value per share thereof on the applicable Award


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Date or (v) require the approval of members under the rules of any securities exchange on which the Ordinary Shares are then listed for trading. Notwithstanding any other provision of this Section 6.01, the provisions of the Plan governing (A) the number of Ordinary Shares covered by each Option, (B) the exercise price per Ordinary Share under each Option, (C) when and under what circumstances each Option will be granted, (D) the period within which each Option may be exercised or (E) the number of shares in each award of Restricted Shares, shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder, and the Employee Retirement Income Security Act of 1974, as amended, or the rules promulgated thereunder.

         6.02 Effectiveness. This Plan shall become effective as of the Effective Date, subject to and upon the receipt of member approval by the affirmative votes of the holders of a majority of the Ordinary Shares present, or represented, and entitled to vote at a meeting of members duly held in accordance with the applicable laws of the Cayman Islands.

         6.03 Paragraph Headings. The paragraph headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

         6.04 Gender. Words of any gender used in the Plan shall be construed to include any other gender.

         IN WITNESS WHEREOF, the undersigned has executed this amendment and restatement of the Plan as of February 4, 2005.

                                            NOBLE CORPORATION



                                            By: /s/ JAMES C. DAY
                                                --------------------------------
                                                James C. Day
                                                Chairman of the Board and
                                                Chief Executive Officer






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